                                                                    Exhibit 99.1



[VIEWPOINT LOGO]


CONTACT:  BOB RICE                     OR   YVONNE L. ZAPPULLA
          CHAIRMAN, PRESIDENT AND CEO       WALL STREET INVESTOR RELATIONS CORP.
          212-201-0800                      212-714-2385
          IR@VIEWPOINT.COM                  YVONNE@WALLSTREETIR.COM

                      VIEWPOINT REPORTS SECOND QUARTER 2003
                                FINANCIAL RESULTS

NEW YORK, NY - JULY 30, 2003 Viewpoint Corporation (Nasdaq:VWPT), a leading provider of interactive media technology and services, today reported revenues for the second quarter ended June 30, 2003 of $4.5 million as compared to $4.0 million of revenues during the first quarter of 2003 and $5.3 million of revenues for the second quarter of 2002. Related party revenues amounted to $3.4 million for the second quarter ended June 30, 2003 as compared to $3.0 million in the second quarter of 2002 and $1.0 million during the first quarter of 2003.

The Company reported a net loss for the quarter of $6.3 million or $(0.14) per share. The results were based on a loss from operations of $4.9 million, which included $858,000 of non-cash stock-based compensation charges and $451,000 of depreciation and amortization. This compares to a net loss for the second quarter of 2002 of $3.6 million or $(0.09) per share, based on a loss from operations of $3.7 million that included $1.3 million of non-cash stock-based compensation charges and $474,000 of depreciation and amortization. The Company's net loss for the prior quarter of $6.5 million or $(0.16) per share was based on a loss from operations of $6.2 million that included $1.0 million of non-cash stock-based compensation charges, $479,000 of depreciation and amortization, and a $1.2 million charge for an office closure.

For the six months ended June 30, 2003, the Company reported revenues of $8.5 million, as compared to $10.2 million for the same period in 2002. Related party revenues amounted to $4.5 million for the six months ended June 30, 2003 as compared to $5.6 million for the same period last year. The Company's net loss for the six months of $12.8 million or $(0.30) per share was based on a loss from operations of $11.1 million, which included $1.9 million of non-cash stock-based compensation charges, $930,000 of depreciation and amortization, and a $1.2 million charge for an office closure. This


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compares to a net loss for the six months ended June 30, 2002 of $14.6 million or $(0.36) per share, based on a loss from operations of $14.8 million that included $3.0 million of non-cash stock-based compensation charges, $1.6 million of depreciation and amortization, and a $6.3 million charge related to the impairment of goodwill and other intangible assets.

Viewpoint's cash, cash equivalents and marketable securities as of June 30, 2003 were $7.2 million, which included $488,000 of restricted cash, were virtually even with the previous quarter level of $7.4 million, which included $563,000 of restricted cash. The Company's long-term debt obligations of $6.2 million were also flat with the previous quarter.

Bob Rice, Viewpoint Corporation's chief executive officer, commented, "While this quarter was disappointing from a bottom line standpoint, we witnessed an improvement in our pipeline, product, and personnel. Our revenue increased 11 percent sequentially, and our pipeline includes significant, new opportunities, especially in the automotive space. We also significantly improved our platform and its distribution in the quarter. Finally, we have added experience to our board and management team, which we believe will help achieve our goal of profitability."

QUARTER HIGHLIGHTS AND RECENT DEVELOPMENTS

   -  VIEWPOINT APPOINTS NEW CHIEF FINANCIAL OFFICER

William H. Mitchell will join Viewpoint as its chief financial officer on August 4, 2003. Mr. Mitchell, a certified public accountant who started his career with Price Waterhouse in New York, has worked over the last 20 years in the advertising, software and telecommunications industries in the capacity of chief financial officer, chief operating officer and other senior financial positions for several publicly traded companies including MaxWorldwide, Tally Systems, Bigfoot Interactive, TCI (Atlantic Division) and Group W Cable. Mr. Mitchell received an A.B. degree from Dartmouth College in 1979 and his MS/MBA from Northeastern University.

   -  VIEWPOINT ADDS TO ITS BOARD OF DIRECTORS

As the Company announced on May 7, 2003, Stephen M. Duff, chief investment officer of The Clark Estates, Inc., was appointed to Viewpoint's Board of Directors. Prior to joining The Clark Estates in 1995, Mr. Duff was a vice president with The Portfolio Group, a subsidiary of the Chemical Banking Corporation. He also serves on two other public company boards, The Casual Male Retail Group, Inc. and Easylink Services Corporation, Inc. Mr. Duff also serves on the board of the Clara Welch Thanksgiving Home, Inc., a non-profit elderly care facility in Cooperstown, New York.

   -  ENHANCEMENTS TO THE VIEWPOINT MEDIA PLAYER


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Viewpoint extended its platform and launched a new, cutting edge video capability. This addition creates the highest quality interactive content for the web and automatically scales quality to the viewer's bandwidth from standard HTTP web servers, no longer requiring streaming media servers to repurpose video assets. Viewpoint Media Player is the first graphics player to interactively composite and "serverlessly" synchronize and scale video content with other media types including: 3D, Macromedia Flash, HTML, and more. The company anticipates the first revenue impact from the new video capability to occur during the third quarter of 2003.

   -  NEW AND RECURRING CUSTOMER RELATIONSHIPS

Viewpoint added a number of new companies to its customer list during the quarter, with particular penetration in the automotive vertical. New automotive customers include: Buick, Lexus, Scion, Toyota and Infiniti. Viewpoint has also gained traction in other key verticals, signing contracts with such Companies as Samsung, Seiko, Sega, Unisys, ESPN, CBS Sportsline, Dunkin Donuts, Home Depot, Procter and Gamble, Purina as well as several others. Additionally, EMC, Playboy and Remington Arms all renewed their license agreements during the quarter.

   -  CUSTOMERS EXPAND USE OF THE VIEWPOINT PLATFORM

During the second quarter, Casio, Samsung, Ford and IBM expanded their relationships with Viewpoint and repurposed their assets across multiple media types. The robust aspects of the Viewpoint platform lends itself to ever increasing uses and has evolved beyond website marketing to Internet advertising and various offline marketing uses. The ability to deploy Viewpoint assets in so many ways drives the customer's ROI and ultimately increases Viewpoint's revenues.

   -  INTERNATIONAL PROGRESS

Viewpoint has signed an exclusive distribution agreement with Eicoh Co., Ltd. of Japan, which is expected to significantly advance Viewpoint's standing in the fast-developing Asian market. Eicoh is a Japanese conglomerate with over 30 years of operating experience and expertise in systems integration and office automation equipment. Since the announcement of Viewpoint's relationship with Eicoh on April 15, 2003, several contracts have closed with major Japanese companies, including Hewlett Packard Japan, Sharp, Honda and Fuji Heavy Industries.

   -  AOL RELATIONSHIP

During the quarter, Viewpoint was actively involved in the development of major features and enhancements to the AOL service like AOL(R) Instant Greetings(TM),


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and SuperBuddy(TM) icons, which will be a feature of the forthcoming AOL(R) 9.0
Optimized software release.

CONFERENCE CALL

The Company has scheduled a conference call to discuss the second quarter financial results for 5 p.m. (ET) today.

Conference call details:

           Date/Time:               Wednesday, July 30, 2003 5:00 p.m. (ET)
           Telephone Number:        800-869-4371
           Reservation Number:      1679510

It is recommended that participants call at least 10 minutes before the call is scheduled to begin. The conference call can also be accessed on the Internet through CCBN at www.companyboardroom.com. A replay of the conference call in its entirety will be available approximately one hour after its completion for 48 hours thereafter by calling 800-642-1687 and entering the above reservation number.

ABOUT VIEWPOINT

Viewpoint Corporation (Nasdaq: VWPT) is a leading provider of interactive media technology and services for online advertising, website marketing and enterprise applications. Industry leading and Fortune 500 companies worldwide currently license its interactive media platform, Viewpoint Media Player. The Viewpoint platform enables marketers to evoke response with greater visual realism, engage users with superior interactivity and educate consumers through product interaction to convey a compelling, consistent brand story across their media mix. Headquartered in New York, the Company also has offices in Los Angeles, London and San Francisco and sales presence in Chicago and Detroit. Visit Viewpoint at http://www.viewpoint.com.

This press release may contain "forward-looking" statements as that term is defined in the Private Securities Litigation Reform Act of 1995 and similar expressions that reflect Viewpoint's current expectations about its future performance, and are subject to risks, uncertainties and other factors that could cause Viewpoint's actual performance to differ materially from those expressed in, or implied by, these forward-looking statements. These risks, uncertainties and factors include those described in the Company's filings and reports on file with the Securities and Exchange Commission as well as the lack of assurances that Viewpoint will reach cash flow break even in the current quarter, maintain or increase its current contract volume throughout the year, or receive expected revenues from its strategic partners, that Samsung will deploy additional content over its vast network of affiliate web sites, or that Viewpoint will soon launch its video capability.

Viewpoint and Viewpoint Experience Technology are either registered trademarks or trademarks of Viewpoint Corporation. Other product and company names herein may be trademarks of their respective owners. Copyright 2003 Viewpoint Corporation. All rights reserved.


                                       ###



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
                              VIEWPOINT CORPORATION
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                   (UNAUDITED)

                                                                      THREE MONTHS ENDED
                                                                  JUNE 30,                 MARCH 31,
                                                        ---------------------------       ----------
                                                           2003             2002             2003
                                                        ----------       ----------       ----------
Revenues:
  Licenses .......................................      $      217       $    1,292       $    1,632
  Related party licenses .........................           1,010            2,570               50
  Services .......................................             842            1,036            1,355
  Related party services .........................           2,405              406              988
                                                        ----------       ----------       ----------
Total revenues ...................................           4,474            5,304            4,025
                                                        ----------       ----------       ----------

Cost of revenues:
  Licenses .......................................              28              136               47
  Services .......................................           2,372              914            1,176
                                                        ----------       ----------       ----------
Total cost of revenues ...........................           2,400            1,050            1,223
                                                        ----------       ----------       ----------
Gross profit .....................................           2,074            4,254            2,802
                                                        ----------       ----------       ----------

Operating expenses:
  Sales and marketing ............................           2,227            2,929            3,382
  Research and development .......................             945            1,284            1,314
  General and administrative .....................           2,497            1,980            1,604
  Non-cash stock-based compensation charges ......             858            1,320            1,010
  Depreciation ...................................             444              472              478
  Amortization of intangible assets ..............               7                2                1
  Restructuring and impairment charges related to
     office Closure ..............................              --               --            1,211
                                                        ----------       ----------       ----------
Total operating expenses .........................           6,978            7,987            9,000
                                                        ----------       ----------       ----------

Loss from operations .............................          (4,904)          (3,733)          (6,198)
                                                        ----------       ----------       ----------

Other income (expense):
  Interest and other income, net .................              11               48               23
  Interest expense ...............................            (323)              --             (163)
  Loss on early extinguishment of debt ...........              --               --           (1,682)
  Changes in fair values of warrants to purchase
    common stock and conversion options of
    convertible notes ............................          (1,081)              --            1,424
                                                        ----------       ----------       ----------
Total other income (expense) .....................          (1,393)              48             (398)
                                                        ----------       ----------       ----------

Loss before provision for income taxes ...........          (6,297)          (3,685)          (6,596)
Provision for income taxes .......................              13               --               --
                                                        ----------       ----------       ----------

Net loss from continuing operations ..............          (6,310)          (3,685)          (6,596)
Adjustment to net loss on disposal of discontinued
  operations .....................................              26               93               90
                                                        ----------       ----------       ----------

Net loss .........................................      $   (6,284)      $   (3,592)      $   (6,506)
                                                        ==========       ==========       ==========

Basic and diluted net loss per common share:

  Net loss per common share from continuing
     operations ..................................      $    (0.14)      $    (0.09)      $    (0.16)
  Net income per common share from discontinued
     operations ..................................              --               --               --
                                                        ----------       ----------       ----------
Net loss per common share ........................      $    (0.14)      $    (0.09)      $    (0.16)
                                                        ==========       ==========       ==========

Weighted average number of shares outstanding --
  basic and diluted ..............................          45,986           40,706           41,365
                                                        ==========       ==========       ==========





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                              VIEWPOINT CORPORATION
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                   (UNAUDITED)

                                                             SIX MONTHS ENDED
                                                                   JUNE 30,
                                                        ---------------------------
                                                           2003             2002
                                                        ----------       ----------
Revenues:
  Licenses .......................................      $    1,849       $    2,496
  Related party licenses .........................           1,060            4,905
  Services .......................................           2,197            2,068
  Related party services .........................           3,393              693
                                                        ----------       ----------
Total revenues ...................................           8,499           10,162
                                                        ----------       ----------

Cost of revenues:
  Licenses .......................................              75              245
  Services .......................................           3,548            1,822
                                                        ----------       ----------
Total cost of revenues ...........................           3,623            2,067
                                                        ----------       ----------
Gross profit .....................................           4,876            8,095
                                                        ----------       ----------

Operating expenses:
  Sales and marketing ............................           5,609            5,726
  Research and development .......................           2,259            2,475
  General and administrative .....................           4,101            3,771
  Non-cash stock-based compensation charges ......           1,868            2,973
  Depreciation ...................................             922              970
  Amortization of intangible assets ..............               8              663
  Restructuring and impairment charges related to
     office closure ..............................           1,211               --
  Impairment of goodwill and other intangible
     assets ......................................              --            6,275
                                                        ----------       ----------
Total operating expenses .........................          15,978           22,853
                                                        ----------       ----------

Loss from operations .............................         (11,102)         (14,758)
                                                        ----------       ----------

Other income (expense):
  Interest and other income, net .................              34               89
  Interest expense ...............................            (486)              --
  Loss on early extinguishment of debt ...........          (1,682)              --
  Changes in fair values of warrants to purchase
    common stock and conversion options of
    convertible notes ............................             343               --
                                                        ----------       ----------
Total other income (expense) .....................          (1,791)              89
                                                        ----------       ----------

Loss before provision for income taxes ...........         (12,893)         (14,669)
Provision for income taxes .......................              13               --
                                                        ----------       ----------

Net loss from continuing operations ..............         (12,906)         (14,669)
Adjustment to net loss on disposal of discontinued
   operations ....................................             116               93
                                                        ----------       ----------

Net loss .........................................      $  (12,790)      $  (14,576)
                                                        ==========       ==========

Basic and diluted net loss per common share:

  Net loss per common share from continuing
     operations ..................................      $    (0.30)      $    (0.36)
  Net income per common share from discontinued
     operations ..................................              --               --
                                                        ----------       ----------
Net loss per common share ........................      $    (0.30)      $    (0.36)
                                                        ==========       ==========

Weighted average number of shares outstanding --
   basic and diluted .............................          43,688           40,519
                                                        ==========       ==========


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                              VIEWPOINT CORPORATION
                           CONSOLIDATED BALANCE SHEETS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                   (UNAUDITED)

                                                                   JUNE 30,       DECEMBER 31,
                                                                     2003             2002
                                                                  ----------      ------------
ASSETS
Current assets:
  Cash and cash equivalents ................................      $    5,057       $   10,678
  Marketable securities ....................................           1,686              890
  Accounts receivable, net .................................           1,279            2,925
  Related party accounts receivable, net ...................             966              838
  Notes receivable, net ....................................             750              750
  Prepaid expenses and other current assets ................             799              599
                                                                  ----------       ----------
          Total current assets .............................          10,537           16,680

Restricted cash ............................................             488              987
Property and equipment, net ................................           2,697            3,591
Goodwill, net ..............................................          31,276           31,276
Intangible assets, net .....................................             160              165
Other assets ...............................................             263              653
                                                                  ----------       ----------
          Total assets .....................................      $   45,421       $   53,352
                                                                  ==========       ==========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable .........................................      $    3,357       $    2,962
  Accrued expenses .........................................           1,530              759
  Due to related parties, net ..............................           3,024            2,920
  Deferred revenues ........................................             458              334
  Related party deferred revenues ..........................             797              249
  Accrued incentive compensation ...........................             545              545
  Current liabilities related to discontinued operations ...             231              231
                                                                  ----------       ----------
          Total current liabilities ........................           9,942            8,000

Convertible notes ..........................................           3,541            6,712
Warrants to purchase common stock ..........................             242              288
Subordinated notes .........................................           1,579               --

Stockholders' equity:
Preferred stock, $.001 par value; 5,000 shares authorized -
    no shares issued and outstanding at June 30, 2003 and
    December 31, 2002 ......................................              --               --
Common stock, $.001 par value; 75,000 shares authorized  -
    46,146 shares issued and 45,986 shares outstanding at
    June 30, 2003 and 41,179 shares issued and 41,019 shares
    outstanding at December 31, 2002 .......................              46               41
Paid-in capital ............................................         269,339          267,569
Deferred compensation ......................................          (1,337)          (4,130)
Treasury stock at cost; 160 shares at June 30, 2003 and
     December 31, 2002 .....................................          (1,015)          (1,015)
Accumulated other comprehensive loss .......................             (49)             (36)
Accumulated deficit ........................................        (236,867)        (224,077)
                                                                  ----------       ----------
          Total stockholders' equity .......................          30,117           38,352
                                                                  ----------       ----------
          Total liabilities and stockholders' equity .......      $   45,421       $   53,352
                                                                  ==========       ==========



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